Exhibit 21.01

Following is a list of subsidiaries of Citigroup Inc., as of December 31, 2009, and the states or jurisdictions in which they are organized. The indentation reflects the principal parenting of each subsidiary. Citigroup Inc. owns, directly or indirectly, at least 70% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a “significant subsidiary” (as that term is defined in Rule 1-02(w) of Regulation S-X), as of December 31, 2009.

Subsidiary	Jurisdiction Name
Associated Madison Companies, Inc.	Delaware
Citigroup Insurance Holding Corporation	Georgia
Primerica Life Insurance Company	Massachusetts
Primerica Financial Services (Canada) Ltd.	Canada
Primerica Client Services, Inc. <USA>	Delaware
Primerica Financial Services, Inc.	Nevada
Primerica Financial Services Agency of New York, Inc.	New York
Citibank (South Dakota), National Association	United States
Citicorp Credit Services, Inc. (USA)	Delaware
Department Stores National Bank	United States
Citicorp	Delaware
Citibank, N.A.	United States
Citibank (China) Co., Ltd.	China
Citibank del Peru S.A.	Peru
Citibank Domestic Investment Corp.	Delaware
Citi Investor Services, Inc.	Delaware
Citi Private Equity Services, Inc.	Delaware
CitiMortgage, Inc.	New York
Citibank Maghreb	Morocco
Citibank Overseas Investment Corporation	United States
Administradora de Valores de Guatemala, Sociedad Anonima	Guatemala
Banco Citibank de Guatemala, S.A.	Guatemala
Banco Citibank S.A.	Brazil
Citibank Leasing S.A.-Arrendamento Mercantil	Brazil
Citibank-Distribuidora de Titulos e Valores Mobiliarios S.A.	Brazil
CitiFinancial Promotora De Negocios & Cobranca Ltda.	Brazil
Citibank Corretora de Seguros Ltda.	Brazil
Banco Citicard S.A.	Brazil
Bank Handlowy w Warszawie S.A.	Poland
Citi Cards Canada Holding Corporation	Delaware
Citi Cards Canada Inc.	Canada
Citi Cards Japan Inc.	Japan
Citi Colfondos S.A. Pensiones y Cesantias	Colombia
Citi Insurance Service S.A./N.V.	Belgium
Citi Overseas Investments Bahamas Inc.	Bahamas
Citigroup Global Markets Finance Corporation & Co. beschrankt haftende KG	Germany
Citigroup Global Markets Deutschland AG & Co. KGaA	Germany

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Subsidiary	Jurisdiction Name
Citigroup International Luxembourg Limited	England
Citigroup Participation Luxembourg Limited	England
Cititrust (Bahamas) Limited	Bahamas
Citibank Anonim Sirketi	Turkey
Citibank Aruba N.V.	Aruba
Citibank Belgium S.A./N.V.	Belgium
Citibank Canada	Canada
Citibank Cartoes Participacoes Ltda.	Brazil
Citibank Espana S.A.	Spain
Citibank Holdings Ireland Limited	Ireland
Citibank Europe plc	Ireland
Citigroup Capital Finance Ireland Limited	England
Citibank Investments Limited	England
CitiFinancial Corporation Limited	England
CitiFinancial Holdings Limited	England
Future Mortgages Limited	England
Citibank Korea Inc.	Korea, Republic of
Citibank Nigeria Limited	Nigeria
Citibank Taiwan Ltd.	Taiwan
Citibank Tanzania Limited	Tanzania
Citibank Uganda Limited	Uganda
Citibank-Colombia S.A.	Colombia
Citicorp Finance (India) Limited	India
Citicorp Clearing Services India Limited	India
Citicorp Insurance Agency Co., Ltd.	Taiwan
Citicorp Merchant Bank Limited	Trinidad and Tobago
Citigroup Asia Pacific Holding Corporation	Delaware
Citigroup Holding (Singapore) Private Limited	Singapore
Citibank (Hong Kong) Limited	Hong Kong
Citibank Berhad	Malaysia
Citibank Singapore Limited	Singapore
Citicorp International Limited	Hong Kong
Citicorp Investment Bank (Singapore) Limited	Singapore
Citigroup Pty Limited	Australia
Citigroup Chile S.A.	Chile
Citiproperties (BVI) Limited	British Virgin Is.
DCE Investments, LLC	Delaware
European Finance S.R.L.	Italy
Egg Banking plc	England
Inversiones Financieras Citibank, S.A.	El Salvador
Administradora de Fondos de Pensiones Confia, S.A.	El Salvador
Banco Citibank de El Salvador, S.A.	El Salvador
Public Joint Stock Company "Citibank"	Ukraine
Sepraci 3 LLC	Delaware

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Subsidiary	Jurisdiction Name
Washington & Watts LLC	Delaware
Renwick & Spring	Delaware
Yonder Investment Corporation	Delaware
Latin American Investment Bank Bahamas Limited	Bahamas
ZAO KB "Citibank"	Russian Federation
Citibank Zambia Limited	Zambia
Citicorp Credit Services, Inc.	Delaware
Citicorp USA, Inc.	Delaware
Citimortgage Funding B.V.	Netherlands
JSC Citibank Kazakhstan	Kazakhstan
Student Loan Corporation, The	Delaware
Citicorp (Mexico) Holdings LLC	Delaware
Grupo Financiero Banamex, S.A. de C.V.	Mexico
Acciones y Valores Banamex, S.A. de C.V. Casa de Bolsa, Integrante del Grupo Financiero
Banamex	Mexico
Afore Banamex, S.A. de C.V.	Mexico
Vidapass, Sociedad Anonima de Capital Variable	Mexico
Banco Nacional de Mexico, S.A.	Mexico
Inmuebles Banamex, S.A. de C.V.	Mexico
Pensiones Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Seguros Banamex, S.A. de C.V., Integrante del Grupo Financiero Banamex	Mexico
Citicorp Banking Corporation	Delaware
Associates First Capital Corporation	Delaware
Associates Housing Finance, LLC	Delaware
CitiFinancial Credit Company	Delaware
American Health and Life Insurance Company	Texas
Citi Assurance Services, Inc.	Maryland
Citicorp Home Equity, Inc.	North Carolina
Citicorp Home Mortgage Services, Inc.	North Carolina
CitiFinancial Services, Inc.<PA>	Pennsylvania
CitiFinancial, Inc.<TX>	Texas
CitiFinancial Auto Corporation	South Carolina
CitiFinancial Auto Receivables Corporation	Delaware
CitiFinancial Services, Inc.<DE>	Delaware
CitiFinancial Services, Inc.<MN>	Minnesota
CitiFinancial, Inc. <MD>	Maryland
Triton Insurance Company	Texas
Citigroup Finance Canada Inc.	Canada
CitiFinancial Canada, Inc.	Canada
CGI Private Equity LP LLC	Delaware
Citicorp Capital Investors Europe Limited	Delaware
Citicorp Funding, Inc.	Delaware
Municipal Mortgage Holdings Inc.	Delaware
Citicorp Municipal Mortgage Inc.	Delaware

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Subsidiary	Jurisdiction Name
Citicorp Municipal Mortgage Trust	Delaware
Citicorp International Finance Corporation	Delaware
Citicorp Mercantil Participacoes e Investimentos Ltda.	Brazil
Citigroup Venture Capital International Delaware Corporation	Delaware
Citicorp North America, Inc.	Delaware
Court Square Capital Limited	Delaware
Citicorp Technology Holdings Inc.	Delaware
Orbitech Limited	India
Citigroup Venture Capital GP Holdings, Ltd.	Delaware
International Equity Investments, LLC	Delaware
EM Special Opportunities Fund III LLC	Delaware
Seguros e Inversiones S.A.	El Salvador
SISA, VIDA, S.A., Seguros de Personas	El Salvador
Citicorp Trust Bank, fsb	United States
Citigroup BUSA Holdings Inc.	Delaware
Holding BUSA II, S. de R.L. de C.V.	Mexico
Holding BUSA, S. de R.L. de C.V.	Mexico
Banamex USA Bancorp	California
Banamex USA	California
Citigroup Funding Inc.	Delaware
Citigroup Global Markets Holdings Inc.	New York
Citigroup Financial Products Inc.	Delaware
Citi Swapco Inc.	Delaware
Citicorp Securities Services, Inc.	Delaware
Citigroup Counterparty Risk LLC	Delaware
Citigroup Derivatives Markets Inc.	Delaware
Citigroup Energy Inc.	Delaware
Citigroup Global Markets (International) Finance AG	Switzerland
Citigroup Global Markets Holdings GmbH	Switzerland
Citigroup Global Markets Financial Products LLC	Delaware
Citigroup Global Markets Overseas Finance Limited	Cayman Is.
Citigroup Global Markets Hong Kong Holdings Limited	Hong Kong
Citigroup Global Markets Mauritius Private Limited	Mauritius
Citigroup Global Markets Australia Holdings Pty Limited	Australia
Citigroup Global Markets Canada Holding Company	Canada
Citigroup Global Markets Canada Inc.	Canada
Citigroup Global Markets Europe Limited	England
Citigroup Global Markets Limited	England
Citigroup Global Markets U.K. Equity Limited	England
Citigroup Global Markets Inc.	New York
Cramer Finance LLC	Delaware
Ballane SAS	France
Genoa Finance LLC	Delaware
Huwest Company, L.L.C.	Delaware

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Subsidiary	Jurisdiction Name
Liquidation Properties Holding Company Inc.	Delaware
Liquidation Properties Inc.	Delaware
WRRH Investors, LLC	Delaware
Citigroup Global Markets Realty Corp.	New York
Citigroup International LLC	Delaware
Citigroup Investments Inc.	Delaware
Citigroup Alternative Investments LLC	Delaware
CSO Partners Limited	England
Citigroup Japan Holdings Corp.	Japan
CFJ G.K.	Japan
CFJ Holdings Ltd.	Japan
Citigroup Capital Partners Japan Ltd.	Japan
Citigroup Global Markets Japan Inc.	Japan
Citigroup Overseas Holdings Inc.	Japan
Citigroup Services Japan Ltd.	Japan
NAM Investment Holdings G.K.	Japan

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